WARNER MUSIC GROUP CORP. REPORTS RESULTS FOR FISCAL SECOND QUARTER ENDED MARCH 31, 2024
Financial Highlights
•Solid Results Driven by Growth Across Recorded Music and Music Publishing
•Recorded Music Results Underpinned by an Acceleration in Subscription Streaming
•Music Publishing Delivered Revenue Growth of 19%
•Reiterating Full-Year Operating Cash Flow Conversion Guidance of 50-60%
For the three months ended March 31, 2024
•Total revenue increased 7%, the same in constant currency
•Net income was $96 million versus $37 million in the prior-year quarter
•Operating income decreased 4% to $119 million versus $124 million in the prior-year quarter
•Adjusted OIBDA increased 9% to $312 million, versus $286 million in the prior-year quarter, the same in constant currency
•Cash used in operating activities increased to $31 million, versus $6 million in the prior-year quarter

NEW YORK, New York, May 9, 2024—Warner Music Group Corp. today announced its second-quarter financial results for the period ended March 31, 2024.

"This quarter we saw a healthy, dynamic mix of hits across a range of genres, geographies, and generations," said Robert Kyncl, CEO of Warner Music Group. "With our commitment to artist and songwriter development as our guiding principle, we continue to discover great talent, build sustainable careers, champion the value of music, and grow the catalog of tomorrow. We are positioning WMG for long term growth and look forward to delivering successful music in the second half of 2024 and beyond."

"Our performance in the quarter was driven by an acceleration in Recorded Music subscription streaming growth and continued momentum in Music Publishing," said Bryan Castellani, CFO, Warner Music Group. "Encouraged by the continued growth in engagement and value of music, we remain focused on delivering on our strategy and driving long-term shareholder value."

Total WMG

Total WMG Summary Results
(dollars in millions)
	For the Three Months Ended March 31, 2024	For the Three Months Ended March 31, 2023	% Change	For the Six Months Ended March 31, 2024	For the Six Months Ended March 31, 2023	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$1,494	$1,399	7%	$3,242	$2,887	12%
Recorded Music revenue	1,189	1,143	4%	2,634	2,382	11%
Music Publishing revenue	306	257	19%	610	507	20%
Operating income	119	124	-4%	473	389	22%
Adjusted OIBDA(1)	312	286	9%	763	621	23%
Net income	96	37	—%	289	161	80%
Net cash (used for) provided by operating activities	(31)	(6)	—%	262	203	29%
Free Cash Flow	(57)	(41)	39%	207	147	41%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding this measure.

Revenue was up 6.8% (or 6.9% in constant currency). Consistent with the prior quarter, Recorded Music digital revenue growth was unfavorably impacted by the termination of the distribution agreement with BMG (the “BMG Termination”), which resulted in $22 million less revenue compared to the prior-year quarter, and a $4 million unfavorable impact within Recorded Music streaming revenue due to a renewal with one of the Company’s digital partners (the “Digital License Renewal”), which resulted in upfront revenue recognition in the prior quarter. Excluding the BMG Termination and the Digital License Renewal, total revenue was up 8.8% (or 9.0% in constant currency).

Digital revenue increased 9.9% (or 10.2% in constant currency) and streaming revenue increased 10.7% (or 11.1% in constant currency). Recorded Music streaming revenue increased 7.1% (or 7.7% in constant currency); however, adjusted for the impact of the BMG Termination and the Digital License Renewal, Recorded Music streaming revenue was up 10.5% (or 11.1% in constant currency). Music Publishing streaming revenue increased 30.3% (or 29.4% in constant currency). Revenue increases in the quarter were also driven by growth in Recorded Music licensing revenue and Music Publishing performance and synchronization revenue, partially offset by lower Recorded Music physical and artist services and expanded-rights revenue.

Operating income decreased 4.0% (or 3.3% in constant currency) from $124 million to $119 million primarily due to the factors affecting Adjusted OIBDA discussed below, as well as $95 million of restructuring and non-cash impairment charges, which includes severance costs of $46 million and an impairment loss of $50 million due to the exit of certain non-core owned and operated media properties pursuant to the Company’s restructuring plan announced in February 2024 (the “Strategic Restructuring Plan”), compared to $41 million of restructuring charges in the prior-year quarter, and $5 million of incremental expenses related to transformation initiatives and other related costs. The decrease in operating income was partially offset by lower non-cash stock-based compensation of $11 million, lower amortization expenses due to certain intangible assets becoming fully amortized of $4 million, and a $14 million net gain on a divestiture of certain music publishing rights in the quarter.

Adjusted OIBDA increased 9.1% from $286 million to $312 million (the same in constant currency) and Adjusted OIBDA margin increased 0.5 percentage points to 20.9% from 20.4% in the prior-year quarter (or increased 0.4 percentage points to 20.9% from 20.5% in constant currency). Adjusted OIBDA growth was primarily due to strong operating performance and $12 million of savings from the March 2023 restructuring plan (the “2023 Restructuring Plan”), partially offset by the reinvestment of these savings in the Company’s business including $6 million of incremental investment in technology in the quarter.

Net income was $96 million compared to $37 million in the prior-year quarter. The increase in net income was primarily due to the factors described above, and the impact of exchange rates on the Company’s Euro-denominated debt resulting in a gain of $21 million in the quarter compared to a loss of $20 million in the prior-year quarter, partially offset by an increase in interest expense, net, primarily due to increased costs on the Company’s variable rate debt.

Basic and Diluted earnings per share were $0.18 for both the Class A and Class B shareholders due to the net income attributable to the Company in the quarter of $96 million.

As of March 31, 2024, the Company reported a cash balance of $587 million, total debt of $3.984 billion and net debt (defined as total debt, net of deferred financing costs, premiums and discounts, minus cash and equivalents) of $3.397 billion.

Cash used in operating activities increased to $31 million in the quarter compared to $6 million in the prior-year quarter. The increase was largely due to increased artist and repertoire investment and the timing of working capital, partially offset by strong operating performance. Capital expenditures decreased 26% to $26 million from $35 million in the prior-year quarter, driven by the timing of investment in technology. Free Cash Flow, as defined below, decreased to a use of $57 million from a use of $41 million in the prior-year quarter.

Recorded Music

Recorded Music Summary Results
(dollars in millions)
	For the Three Months Ended March 31, 2024	For the Three Months Ended March 31, 2023	% Change	For the Six Months Ended March 31, 2024	For the Six Months Ended March 31, 2023	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$1,189	$1,143	4%	$2,634	$2,382	11%
Operating income	134	151	-11%	508	434	17%
Adjusted OIBDA(1)	272	249	9%	684	548	25%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding this measure.

Recorded Music Revenue
(dollars in millions)

	For the Three Months Ended March 31, 2024	For the Three Months Ended March 31, 2023	For the Three Months Ended March 31, 2023	For the Six Months Ended March 31, 2024	For the Six Months Ended March 31, 2023	For the Six Months Ended March 31, 2023
	As reported	As reported	Constant	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Digital	$848	$796	$792	$1,756	$1,599	$1,600
Physical	111	118	119	265	251	255
Total Digital and Physical	959	914	911	2,021	1,850	1,855
Artist services and expanded-rights	126	131	130	330	337	342
Licensing	104	98	99	283	195	198
Total Recorded Music	$1,189	$1,143	$1,140	$2,634	$2,382	$2,395

Recorded Music revenue was up 4.0% (or 4.3% in constant currency) driven by growth in digital and licensing revenue, partially offset by lower physical and artist services and expanded-rights revenue. Excluding the impact from the BMG Termination and the Digital License Renewal, Recorded Music revenue increased 6.4% (or 6.7% in constant currency). Digital revenue was up 6.5% (or 7.1% in constant currency) and streaming revenue was up 7.1% (or 7.7% in constant currency). Adjusted for the impact of the BMG Termination of $20 million and the Digital License Renewal of $4 million, Recorded Music streaming revenue was up 10.5% (or 11.1% in constant currency). Streaming revenue reflects growth in subscription revenue of 8.3% (or 8.8% in constant currency) and growth in ad-supported revenue of 3.9% (or 4.4% in constant currency). Adjusted for the BMG Termination and the Digital License Renewal, subscription revenue increased 12.8% (or 13.5% in constant currency). Licensing revenue increased 6.1% (or 5.1% in constant currency), driven by an increase in copyright infringement settlements. Physical revenue decreased 5.9% (or 6.7% in constant currency), primarily driven by the timing of new releases. Artist services and expanded-rights revenue decreased 3.8% (or 3.1% in constant currency) primarily due to lower merchandising revenue, partially offset by higher concert promotion revenue in France and Japan. Major sellers included Zach Bryan, Ed Sheeran, Jack Harlow and Green Day.

Recorded Music operating income was $134 million, a decrease from $151 million in the prior-year quarter, and operating margin was down 1.9 percentage points to 11.3% versus 13.2% in the prior-year quarter. The decrease in operating income was primarily driven by severance costs of $42 million and $47 million of impairment losses on unamortized intangibles primarily due to the exit of certain non-core owned and operated media properties in connection with the Strategic Restructuring Plan announced in February 2024, compared to $41 million of restructuring charges in the prior-year quarter, partially offset by lower amortization expenses of $7 million due to certain intangible assets becoming fully amortized.

Adjusted OIBDA increased 9.2% to $272 million from $249 million (the same in constant currency) and Adjusted OIBDA margin increased 1.1 percentage points to 22.9% from 21.8% in the prior-year quarter (the same in constant currency). The increases in Adjusted OIBDA and Adjusted OIBDA margin were driven by strong operating performance and $12 million of savings from the 2023 Restructuring Plan of which a portion has been reinvested in the Company’s business, partially offset by the unfavorable impact of exchange rates.

Music Publishing

Music Publishing Summary Results
(dollars in millions)
	For the Three Months Ended March 31, 2024	For the Three Months Ended March 31, 2023	% Change	For the Six Months Ended March 31, 2024	For the Six Months Ended March 31, 2023	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$306	$257	19%	$610	$507	20%
Operating income	69	52	33%	132	101	31%
Adjusted OIBDA(1)	82	76	8%	168	148	14%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding this measure.

Music Publishing Revenue
(dollars in millions)

	For the Three Months Ended March 31, 2024	For the Three Months Ended March 31, 2023	For the Three Months Ended March 31, 2023	For the Six Months Ended March 31, 2024	For the Six Months Ended March 31, 2023	For the Six Months Ended March 31, 2023
	As reported	As reported	Constant	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Performance	$52	$45	$44	$103	$90	$90
Digital	187	146	147	383	295	298
Mechanical	15	16	16	30	30	31
Synchronization	48	46	47	87	85	86
Other	4	4	4	7	7	7
Total Music Publishing	$306	$257	$258	$610	$507	$512

Music Publishing revenue increased 19.1% (or 18.6% in constant currency). The increase was driven by growth in digital, performance and synchronization revenue. Digital revenue increased 28.1% (or 27.2% in constant currency) and streaming revenue increased 30.3% (or 29.4% in constant currency), reflecting the continued growth in streaming, the impact of digital deal renewals and continued investment in the Company’s publishing catalog. Performance revenue increased 15.6% (or 18.2% in constant currency) due to strong artist touring activity in Europe. Mechanical revenue decreased $1 million or 6% (the same in constant currency), primarily driven by lower physical sales. Synchronization revenue grew 4.3% (or 2.1% in constant currency), driven by the timing of copyright infringement settlements.

Music Publishing operating income increased to $69 million compared to $52 million in the prior-year quarter and operating margin increased 2.3 percentage points to 22.5%. The increase in operating income was primarily driven by the same factors affecting Adjusted OIBDA discussed below, as well as a $14 million net gain on a divestiture of certain music publishing rights in the quarter.

Music Publishing Adjusted OIBDA increased 7.9% to $82 million (the same in constant currency) and Adjusted OIBDA margin decreased 2.8 percentage points to 26.8% from 29.6% in the prior-year quarter (or decreased 2.7 percentage points to 26.8% from 29.5% in constant currency). The increase in Adjusted OIBDA was driven by higher revenue, while the decrease in Adjusted OIBDA margin compared to the prior-year quarter is primarily attributable to revenue mix.

Financial details for the quarter can be found in the Company’s current Quarterly Report on Form 10-Q for the period ended March 31, 2024, which will be filed this morning with the Securities and Exchange Commission.

This morning management will be hosting a conference call to discuss the results at 8:30 A.M. EST. The call will be webcast on www.wmg.com.

About Warner Music Group
With a legacy extending back over 200 years, Warner Music Group today is home to an unparalleled family of creative artists, songwriters, and companies that are moving culture across the globe. At the core of WMG’s Recorded Music division are four of the most iconic companies in history: Atlantic, Elektra, Parlophone and Warner Records. They are joined by renowned labels such as TenThousand Projects, 300 Entertainment, Asylum, Big Beat, Canvasback, East West, Erato, FFRR, Fueled by Ramen, Nonesuch, Reprise, Rhino, Roadrunner, Sire, Spinnin’ Records, Warner Classics and Warner Music Nashville. Warner Chappell Music - which traces its origins back to the founding of Chappell & Company in 1811 - is one of the world's leading music publishers, with a catalog of more than one million copyrights spanning every musical genre from the standards of the Great American Songbook to the biggest hits of the 21st century.

"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995
This communication includes forward-looking statements that reflect the current views of Warner Music Group about future events and financial performance. Words such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements. All forward-looking statements are made as of today, and we disclaim any duty to update such statements. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, we cannot assure you that management's expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations. Please refer to our Form 10-K, Form 10-Qs and our other filings with the U.S. Securities and Exchange Commission concerning factors that could cause actual results to differ materially from those described in our forward-looking statements.

We maintain an Internet site at www.wmg.com. We use our website as a channel of distribution for material company information. Financial and other material information regarding Warner Music Group is routinely posted on and accessible at http://investors.wmg.com. In addition, you may automatically receive email alerts and other information about Warner Music Group by enrolling your email address through the “email alerts” section at http://investors.wmg.com. Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this communication.

Figure 1. Warner Music Group Corp. - Condensed Consolidated Statements of Operations, Three and Six Months Ended March 31, 2024 versus March 31, 2023
(dollars in millions)

	For the Three Months Ended March 31, 2024	For the Three Months Ended March 31, 2023	% Change
	(unaudited)	(unaudited)
Revenue	$1,494	$1,399	7%
Cost and expenses:
Cost of revenue	(791)	(721)	10%
Selling, general and administrative expenses	(446)	(452)	-1%
Restructuring and impairments	(95)	(41)	—%
Amortization expense	(57)	(61)	-7%
Total costs and expenses	$(1,389)	$(1,275)	9%
Net gain on divestiture	14	—	—%
Operating income	$119	$124	-4%
Loss on extinguishment of debt	—	—	—%
Interest expense, net	(42)	(35)	20%
Other income (expense), net	37	(31)	—%
Income before income taxes	$114	$58	97%
Income tax expense	(18)	(21)	-14%
Net income	$96	$37	—%
Less: Income attributable to noncontrolling interest	—	(3)	-100%
Net income attributable to Warner Music Group Corp.	$96	$34	—%

Net income per share attributable to common stockholders:
Class A – Basic and Diluted	$0.18	$0.06
Class B – Basic and Diluted	$0.18	$0.06

	For the Six Months Ended March 31, 2024	For the Six Months Ended March 31, 2023	% Change
	(unaudited)	(unaudited)
Revenue	3,242	2,887	12%
Cost and expenses:
Cost of revenue	(1,671)	(1,482)	13%
Selling, general and administrative expenses	(922)	(892)	3%
Restructuring and impairments	(95)	(41)	—%
Amortization expense	(112)	(124)	-10%
Total costs and expenses	(2,800)	(2,539)	10%
Net gain on divestiture	31	41	-24%
Operating income	473	389	22%
Loss on extinguishment of debt	—	—	—%
Interest expense, net	(81)	(67)	21%
Other expense, net	(13)	(92)	-86%
Income before income taxes	379	230	65%
Income tax expense	(90)	(69)	30%
Net income	289	161	80%
Less: Income attributable to noncontrolling interest	(34)	(5)	—%
Net income attributable to Warner Music Group Corp.	255	156	63%

Net income per share attributable to common stockholders:
Class A – Basic and Diluted	$0.49	$0.30

Class B – Basic and Diluted	$0.49	$0.30

Figure 2. Warner Music Group Corp. - Condensed Consolidated Balance Sheets at March 31, 2024 versus September 30, 2023
(dollars in millions)

	March 31, 2024	September 30, 2023	% Change
	(unaudited)
Assets
Current assets:
Cash and equivalents	$587	$641	-8%
Accounts receivable, net	1,197	1,120	7%
Inventories	97	126	-23%
Royalty advances expected to be recouped within one year	456	413	10%
Prepaid and other current assets	113	102	11%
Total current assets	$2,450	$2,402	2%
Royalty advances expected to be recouped after one year	759	688	10%
Property, plant and equipment, net	462	458	1%
Operating lease right-of-use assets, net	233	245	-5%
Goodwill	2,007	1,993	1%
Intangible assets subject to amortization, net	2,318	2,353	-1%
Intangible assets not subject to amortization	150	149	1%
Deferred tax assets, net	30	32	-6%
Other assets	322	225	43%
Total assets	$8,731	$8,545	2%
Liabilities and Equity
Current liabilities:
Accounts payable	$306	$300	2%
Accrued royalties	2,409	2,219	9%
Accrued liabilities	465	533	-13%
Accrued interest	18	18	—%
Operating lease liabilities, current	43	41	5%
Deferred revenue	234	371	-37%
Other current liabilities	58	57	2%
Total current liabilities	$3,533	$3,539	—%
Long-term debt	3,984	3,964	1%
Operating lease liabilities, noncurrent	239	255	-6%
Deferred tax liabilities, net	236	216	9%
Other noncurrent liabilities	154	141	9%
Total liabilities	$8,146	$8,115	—%
Equity:
Class A common stock	$—	$—	—%
Class B common stock	1	1	—%
Additional paid-in capital	2,043	2,015	1%
Accumulated deficit	(1,310)	(1,387)	-6%
Accumulated other comprehensive loss, net	(301)	(322)	-7%
Total Warner Music Group Corp. equity	$433	$307	41%
Noncontrolling interest	152	123	24%
Total equity	585	430	36%
Total liabilities and equity	$8,731	$8,545	2%

Figure 3. Warner Music Group Corp. - Summarized Statements of Cash Flows, Three and Six Months Ended March 31, 2024 versus March 31, 2023
(dollars in millions)

	For the Three Months Ended March 31, 2024	For the Three Months Ended March 31, 2023
	(unaudited)	(unaudited)
Net cash used in operating activities	$(31)	$(6)
Net cash used in investing activities	(33)	(41)
Net cash used in financing activities	(97)	(73)
Effect of foreign currency exchange rates on cash and equivalents	(6)	1
Net decrease in cash and equivalents	$(167)	$(119)

	For the Six Months Ended March 31, 2024	For the Six Months Ended March 31, 2023
	(unaudited)	(unaudited)
Net cash provided by operating activities	$262	$203
Net cash used in investing activities	(125)	(51)
Net cash used in financing activities	(190)	(143)
Effect of foreign currency exchange rates on cash and equivalents	(1)	8
Net (decrease) increase in cash and equivalents	$(54)	$17

Figure 4. Warner Music Group Corp. - Digital Revenue Summary, Three and Six Months Ended March 31, 2024 versus March 31, 2023
(dollars in millions)

	For the Three Months Ended March 31, 2024	For the Three Months Ended March 31, 2023	% Change
	(unaudited)	(unaudited)
Recorded Music
Subscription	$615	$568	8%
Ad-Supported	213	205	4%
Streaming	$828	$773	7%
Downloads and Other Digital	20	23	-13%
Total Recorded Music Digital Revenue	$848	$796	7%

Music Publishing
Streaming	$185	$142	30%
Downloads and Other Digital	2	4	-50%
Total Music Publishing Digital Revenue	$187	$146	28%

Consolidated
Streaming	$1,013	$915	11%
Downloads and Other Digital	22	27	-19%
Intersegment Eliminations	—	—	—%
Total Digital Revenue	$1,035	$942	10%

	For the Six Months Ended March 31, 2024	For the Six Months Ended March 31, 2023	% Change
	(unaudited)	(unaudited)
Recorded Music
Subscription	$1,259	$1,127	12%
Ad-Supported	456	426	7%
Streaming	$1,715	$1,553	10%
Downloads and Other Digital	41	46	-11%
Total Recorded Music Digital Revenue	$1,756	$1,599	10%

Music Publishing
Streaming	$378	$288	31%
Downloads and Other Digital	5	7	-29%
Total Music Publishing Digital Revenue	$383	$295	30%

Consolidated
Streaming	$2,093	$1,841	14%
Downloads and Other Digital	46	53	-13%
Intersegment Eliminations	—	—	—%
Total Digital Revenue	$2,139	$1,894	13%

Supplemental Disclosures Regarding Non-GAAP Financial Measures
We evaluate our operating performance based on several factors, including the following non-GAAP financial measure:

Adjusted OIBDA
We evaluate our operating performance based on several factors, including our primary financial measure of operating income (loss) before non-cash depreciation of tangible assets and non-cash amortization of intangible assets adjusted to exclude the impact of non-cash stock-based compensation and other related expenses and certain items that affect comparability including but not limited to gains or losses on divestitures and expenses related to restructuring and transformation initiatives (“Adjusted OIBDA”). We consider Adjusted OIBDA to be an important indicator of the operational strengths and performance of our businesses. However, a limitation of the use of Adjusted OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our businesses. Accordingly, Adjusted OIBDA should be considered in addition to, not as a substitute for, operating income (loss), net income (loss) attributable to Warner Music Group Corp. and other measures of financial performance reported in accordance with United States generally accepted accounting principles (“U.S. GAAP”). In addition, our definition of Adjusted OIBDA may differ from similarly titled measures used by other companies.

Figure 5. Warner Music Group Corp. - Reconciliation of Net Income to Adjusted OIBDA, Three and Six Months Ended March 31, 2024 versus March 31, 2023
(dollars in millions)

	For the Three Months Ended March 31, 2024	For the Three Months Ended March 31, 2023	% Change
	(unaudited)	(unaudited)
Net income attributable to Warner Music Group Corp.	$96	$34	—%
Income attributable to noncontrolling interest	—	3	-100%
Net income	$96	$37	—%
Income tax expense	18	21	-14%
Income including income taxes	$114	$58	97%
Other (income) expense, net	(37)	31	—%
Interest expense, net	42	35	20%
Loss on extinguishment of debt	—	—	—%
Operating income	$119	$124	-4%
Amortization expense	57	61	-7%
Depreciation expense	26	22	18%
OIBDA	$202	$207	-2%
Restructuring and impairments	95	41	—%
Transformation initiatives and other related costs	19	14	36%
Net gain on divestitures	(14)	—	—%
Executive transition costs	—	3	-100%
Non-cash stock-based compensation and other related costs	10	21	-52%
Adjusted OIBDA	$312	$286	9%

Operating income margin	8.0%	8.9%
Adjusted OIBDA margin	20.9%	20.4%

	For the Six Months Ended March 31, 2024	For the Six Months Ended March 31, 2023	% Change
	(unaudited)	(unaudited)
Net income attributable to Warner Music Group Corp.	$255	$156	63%
Income attributable to noncontrolling interest	34	5	—%
Net income	$289	$161	80%
Income tax expense	90	69	30%
Income including income taxes	$379	$230	65%
Other expense, net	13	92	-86%
Interest expense, net	81	67	21%
Loss on extinguishment of debt	—	—	—%
Operating income	$473	$389	22%
Amortization expense	112	124	-10%
Depreciation expense	52	43	21%
OIBDA	$637	$556	15%
Restructuring and impairments	95	41	—%
Transformation initiatives and other related costs	38	26	46%
Executive transition costs	—	3	-100%
Net gain on divestitures	(31)	(41)	-24%
Non-cash stock-based compensation and other related costs	24	36	-33%
Adjusted OIBDA	$763	$621	23%

Operating income margin	14.6%	13.5%
Adjusted OIBDA margin	23.5%	21.5%

Figure 6. Warner Music Group Corp. - Reconciliation of Segment Operating Income to Adjusted OIBDA, Three and Six Months Ended March 31, 2024 versus March 31, 2023
(dollars in millions)

	For the Three Months Ended March 31, 2024	For the Three Months Ended March 31, 2023	% Change
	(unaudited)	(unaudited)
Total WMG operating income – GAAP	$119	$124	-4%
Depreciation and amortization expense	(83)	(83)	—%
Total WMG OIBDA	$202	$207	-2%
Restructuring and impairments	95	41	—%
Transformation initiatives and other related costs	19	14	36%
Net gain on divestitures	(14)	—	—%
Executive transition costs	—	3	-100%
Non-cash stock-based compensation and other related costs	10	21	-52%
Total WMG Adjusted OIBDA	$312	$286	9%
Total WMG Adjusted OIBDA margin	20.9%	20.4%

Recorded Music operating income – GAAP	$134	$151	-11%
Depreciation and amortization expense	(45)	(52)	-13%
Recorded Music OIBDA	$179	$203	-12%
Restructuring and impairments	$88	$41	—%
Net gain on divestitures	$—	$—	—%
Non-cash stock-based compensation and other related costs	$5	$5	—%
Recorded Music Adjusted OIBDA	$272	$249	9%
Recorded Music Adjusted OIBDA margin	22.9%	21.8%

Music Publishing operating income – GAAP	$69	$52	33%
Depreciation and amortization expense	(26)	(23)	13%
Music Publishing OIBDA	$95	$75	27%
Net gain on divestitures	$(14)	$—	—%
Non-cash stock-based compensation and other related costs	$1	$1	—%
Music Publishing Adjusted OIBDA	$82	$76	8%
Music Publishing Adjusted OIBDA margin	26.8%	29.6%

	For the Six Months Ended March 31, 2024	For the Six Months Ended March 31, 2023	% Change
	(unaudited)	(unaudited)
Total WMG operating income – GAAP	$473	$389	22%
Depreciation and amortization expense	(164)	(167)	-2%
Total WMG OIBDA	$637	$556	15%
Restructuring and impairments	95	41	—%
Transformation initiatives and other related costs	38	26	46%
Executive transition costs	—	3	-100%
Net gain on divestitures	(31)	(41)	-24%
Non-cash stock-based compensation and other related costs	24	36	-33%
Total WMG Adjusted OIBDA	$763	$621	23%
Total WMG Adjusted OIBDA margin	23.5%	21.5%

Recorded Music operating income – GAAP	$508	$434	17%
Depreciation and amortization expense	(92)	(106)	-13%

Recorded Music OIBDA	$600	$540	11%
Restructuring and impairment	88	41	—%
Transformation initiative and other related costs	—	—	—%
Executive transition costs	—	—	—%
Net gain on divestitures	(17)	(41)	-59%
Non-cash stock-based compensation and other related costs	13	8	63%
Recorded Music Adjusted OIBDA	$684	$548	25%
Recorded Music Adjusted OIBDA margin	26.0%	23.0%

Music Publishing operating income – GAAP	$132	$101	31%
Depreciation and amortization expense	(48)	(46)	4%
Music Publishing OIBDA	$180	$147	22%
Net gain on divestitures	(14)	—	—%
Non-cash stock-based compensation and other related costs	2	1	100%
Music Publishing Adjusted OIBDA	$168	$148	14%
Music Publishing Adjusted OIBDA margin	27.5%	29.2%

Constant Currency
As exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of revenue and Adjusted OIBDA on a constant-currency basis in addition to reported results helps improve the ability to understand our operating results and evaluate our performance in comparison to prior periods. Constant-currency information compares revenue and Adjusted OIBDA between periods as if exchange rates had remained constant period over period. We use revenue and Adjusted OIBDA on a constant-currency basis as one measure to evaluate our performance. We calculate constant-currency by calculating prior-year revenue and Adjusted OIBDA using current-year foreign currency exchange rates. Revenue and Adjusted OIBDA on a constant-currency basis should be considered in addition to, not as a substitute for, revenue and Adjusted OIBDA reported in accordance with U.S. GAAP. Revenue and Adjusted OIBDA on a constant-currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not a measure of performance presented in accordance with U.S. GAAP.

Figure 7. Warner Music Group Corp. - Revenue by Geography and Segment, Three and Six Months Ended March 31, 2024 versus March 31, 2023 As Reported and Constant Currency
(dollars in millions)

	For the Three Months Ended March 31, 2024	For the Three Months Ended March 31, 2023	For the Three Months Ended March 31, 2023	% Change
	As reported	As reported	Constant	Constant
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
U.S. revenue
Recorded Music	$508	$522	$522	(3)%
Music Publishing	170	135	135	26%
International revenue
Recorded Music	681	621	618	10%
Music Publishing	136	122	123	11%
Intersegment eliminations	(1)	(1)	(1)	—%
Total Revenue	$1,494	$1,399	$1,397	7%

Revenue by Segment:
Recorded Music
Digital	$848	$796	$792	7%
Physical	111	118	119	(7)%
Total Digital and Physical	959	914	911	5%
Artist services and expanded-rights	126	131	130	(3)%
Licensing	104	98	99	5%
Total Recorded Music	1,189	1,143	1,140	4%
Music Publishing
Performance	52	45	44	18%
Digital	187	146	147	27%
Mechanical	15	16	16	(6)%
Synchronization	48	46	47	2%
Other	4	4	4	—%
Total Music Publishing	306	257	258	19%
Intersegment eliminations	(1)	(1)	(1)	—%
Total Revenue	$1,494	$1,399	$1,397	7%

Total Digital Revenue	$1,035	$942	$939	10%

	For the Six Months Ended March 31, 2024	For the Six Months Ended March 31, 2023	For the Six Months Ended March 31, 2023	% Change
	As reported	As reported	Constant	Constant
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
U.S. revenue
Recorded Music	$1,135	$1,061	$1,061	7%

Music Publishing	342	268	268	28%
International revenue
Recorded Music	1,499	1,321	1,334	12%
Music Publishing	268	239	244	10%
Intersegment eliminations	(2)	(2)	(2)	—%
Total Revenue	$3,242	$2,887	$2,905	12%

Revenue by Segment:
Recorded Music
Digital	$1,756	$1,599	$1,600	10%
Physical	265	251	255	4%
Total Digital and Physical	$2,021	$1,850	$1,855	9%
Artist services and expanded-rights	330	337	342	(4)%
Licensing	283	195	198	43%
Total Recorded Music	$2,634	$2,382	$2,395	10%
Music Publishing
Performance	$103	$90	$90	14%
Digital	383	295	298	29%
Mechanical	30	30	31	(3)%
Synchronization	87	85	86	1%
Other	7	7	7	—%
Total Music Publishing	$610	$507	$512	19%
Intersegment eliminations	(2)	(2)	(2)	—%
Total Revenue	$3,242	$2,887	$2,905	12%

Total Digital Revenue	$2,139	$1,894	$1,898	13%

Figure 8. Warner Music Group Corp. - Adjusted OIBDA by Segment, Three and Six Months Ended March 31, 2024 versus March 31, 2023 As Reported and Constant Currency
(dollars in millions)

	For the Three Months Ended March 31, 2024	For the Three Months Ended March 31, 2023	For the Three Months Ended March 31, 2023	Change %
	As reported	As reported	Constant	Constant
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Total WMG Adjusted OIBDA	$312	$286	$286	9.1%
Adjusted OIBDA margin	20.9%	20.4%	20.5%

Recorded Music Adjusted OIBDA	$272	$249	$249	9.2%
Recorded Music Adjusted OIBDA margin	22.9%	21.8%	21.8%

Music Publishing Adjusted OIBDA	$82	$76	$76	7.9%
Music Publishing Adjusted OIBDA margin	26.8%	29.6%	29.5%

	For the Six Months Ended March 31, 2024	For the Six Months Ended March 31, 2023	For the Six Months Ended March 31, 2023	Change %
	As reported	As reported	Constant	Constant
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Total WMG Adjusted OIBDA	$763	$621	$625	22.1%
Adjusted OIBDA margin	23.5%	21.5%	21.5%

Recorded Music Adjusted OIBDA	$684	$548	$551	24.1%
Recorded Music Adjusted OIBDA margin	26.0%	23.0%	23.0%

Music Publishing Adjusted OIBDA	$168	$148	$149	12.8%
Music Publishing Adjusted OIBDA margin	27.5%	29.2%	29.1%

Free Cash Flow
Our definition of Free Cash Flow is defined as cash flow provided by operating activities less capital expenditures. We use Free Cash Flow, among other measures, to evaluate our operating performance. Management believes Free Cash Flow provides investors with an important perspective on the cash available to fund our debt service requirements, ongoing working capital requirements, capital expenditure requirements, strategic acquisitions and investments, and any dividends, prepayments of debt or repurchases or retirement of our outstanding debt or notes in open market purchases, privately negotiated purchases, any repurchases of our common stock or otherwise. As a result, Free Cash Flow is a significant measure of our ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of our operating performance. We believe the presentation of Free Cash Flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method management uses.

Free Cash Flow is not a measure of performance calculated in accordance with U.S. GAAP and therefore it should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance or cash flow provided by operating activities as a measure of liquidity. Free Cash Flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies. In addition, Free Cash Flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs. Because Free Cash Flow deducts capital expenditures from “net cash provided by operating activities” (the most directly comparable U.S. GAAP financial measure), users of this information should consider the types of events and transactions that are not reflected. We provide below a reconciliation of Free Cash Flow to the most directly comparable amount reported under U.S. GAAP, which is “net cash provided by operating activities.”

Figure 9. Warner Music Group Corp. - Calculation of Free Cash Flow, Three and Six Months Ended March 31, 2024 versus March 31, 2023
(dollars in millions)

	For the Three Months Ended March 31, 2024	For the Three Months Ended March 31, 2023
	(unaudited)	(unaudited)
Net cash used in operating activities	$(31)	$(6)
Less: Capital expenditures	26	35

Free Cash Flow	$(57)	$(41)

	For the Six Months Ended March 31, 2024	For the Six Months Ended March 31, 2023
	(unaudited)	(unaudited)
Net cash provided by operating activities	$262	$203
Less: Capital expenditures	55	56

Free Cash Flow	$207	$147

______________________________________

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Media Contact:	Investor Contact:
James Steven	Kareem Chin
(212) 275-2213
James.Steven@wmg.com	Investor.Relations@wmg.com